UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 8, 2025 (August 7, 2025)

COSMOS HEALTH INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54436	27-0611758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Agiou Georgiou, Pilea, Thessaloniki, Greece	55438
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 865-0026

N/A

(Former name or former address, if changed since last report.)

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock, $.001 par value	COSM	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in a Current Report on Form 8-K filed with the SEC on August 6, 2025 (File No. 000-54436) (the “Prior Form 8-K”), Cosmos Health Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”), dated as of August 5, 2025, by and between the Company and an institutional investor thereto (the “Purchaser”). On August 7, 2025, the Initial Closing (as defined in the Purchase Agreement) was consummated and the Company issued and sold to the Purchaser a 9% original issue discount senior secured convertible promissory note (the “Initial Note”) in the aggregate original principal amount of $8,000,000 (the “Initial Note”).

The form of Purchase Agreement was previously filed as Exhibit 10.1 to the Prior Form 8-K and is incorporated by reference herein. The sale of the Initial Note was conducted in a private offering in reliance on an exemption from registration provided by Section 4(a)(2) of Securities Act of 1933, as amended (the “Act”).

The Initial Note bears interest at a rate of 9% per annum and matures on August 7, 2027. The interest shall be computed on the basis of a 360-day year and shall be payable in arrears on the first calendar day of each calendar month (each, an “Interest Date”) with the first Interest Date being September 1, 2025. Interest shall be payable on each Interest Date, in shares of common stock of the Company (the “Interest Shares”), par value $0.001 (the “Common Stock”) so long as there has been no Equity Conditions Failure (as defined in the Initial Note) provided however, that the Company may, at its option following notice to the Purchaser, pay Interest on any Interest Date in cash (the “Cash Interest”) or in a combination of Cash Interest and Interest Shares. The Initial Note contains customary events of default, and the Interest Rate will increase to an annual rate of 16% upon the occurrence of an Event of Default.

At any time after the date of issuance, the Initial Note shall be convertible into shares of Common Stock (the “Conversion Shares”). The number of Conversion Shares issuable upon conversion of the Initial Note shall be determined by dividing (x) the Conversion Amount by the lower of: (y) the Conversion Price ($1.05, as defined in the Initial Note) and (z) the Market Price (as defined in the Initial Note). At the option of the holder, at any time on or after the Issuance Date, the holder may convert) (an “Alternate Optional Conversion”, and the date of such Alternate Optional Conversion, an “Alternate Optional Conversion Date”) all, or any part, of the Initial Note into shares of Common Stock (such portion of the Conversion Amount subject to such Alternate Optional Conversion, the “Alternate Optional Conversion Amount”) at the Alternate Conversion Price, as such terms are defined in the Initial Note.

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The Purchaser will not have the right to convert any portion of the Initial Note, to the extent that, after giving effect to such conversion, the holder (together with certain of its affiliates and other related parties) would beneficially own in excess of 4.99% of the shares of Common Stock outstanding immediately after giving effect to such conversion (the “Beneficial Ownership Limitation”). However, the holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the shares of Common Stock outstanding immediately after giving effect to such conversion. Any increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Company.

The Initial Note ranks senior to all outstanding and future indebtedness of the Company, and its Subsidiaries (as defined in the Purchase Agreement) other than Permitted Indebtedness (as defined in the Initial Note) secured by Permitted Liens (as defined in the Initial Note).

The foregoing description the Initial Note does not purport to be complete and is qualified in its entirety by reference to the Initial Note attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of the Report is incorporated by reference herein to this Item 2.03.

Item 3.02 Unregistered Sale of Equity Securities.

The information in Item 1.01 of the Report is incorporated by reference herein to this Item 3.02. The sale of the Initial Note was conducted in a private offering in reliance on an exemption from registration provided by Section 4(a)(2) of the Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Item	Description

4.1	Form of 9% Original Issue Discount Senior Secured Convertible Promissory Note.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSMOS HEALTH INC.

Date: August 8, 2025	By:	/s/ George Terzis
George Terzis
Chief Financial Officer

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